UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021

BWX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-34658	80-0558025
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Main Street, 4th Floor
Lynchburg, Virginia	24504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (980) 365-4300

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BWXT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Retirement

On November 4, 2021, David S. Black, Senior Vice President and Chief Financial Officer (“CFO”) of BWX Technologies, Inc. (“BWXT” or the “Company”), provided notice of his decision to retire from the Company.  Mr. Black will continue in his role as Senior Vice President and CFO through November 15, 2021, after which he will serve as Special Advisor to the Chief Executive Officer (“CEO”) to assist with the transition of the CFO role until his retirement from the Company on April 1, 2022 (“Retirement Date”).

The Company and Mr. Black entered into a Transition Agreement (“Agreement”) on November 4, 2021, which provides that Mr. Black will (i) continue to receive his current salary in his role as Special Advisor to the CEO through the Retirement Date; (ii) participate in the Company’s annual incentive compensation plan through December 31, 2021; (iii) not participate in the 2022 annual or long-term incentive plans; (iv) receive a cash retention bonus of $600,000 on the Retirement Date, provided that he executes and does not revoke a release of claims against the Company and that he remains employed with the Company through the Retirement Date; and (v) continued participation in certain of our employee benefit plans (subject to the terms and conditions of such plans). Equity awards previously granted to Mr. Black will continue to vest upon the terms set forth in the respective award agreements.

New CFO Appointment

On November 4, 2021, the Company’s Board of Directors (“Board”) unanimously appointed Robb A. LeMasters, 44, to succeed Mr. Black as the Company’s Senior Vice President and CFO, effective November 15, 2021.  Mr. LeMasters’ promotion is part of the Company’s normal, enterprise-wide succession planning process.  Mr. LeMasters has served as Senior Vice President and Chief Strategy Officer of the Company since July 2020. He previously served as a member of the Company’s Board of Directors and its Audit and Finance Committee from 2015 to 2020, as well as its Compensation Committee from 2017 to 2020.  Prior to his employment with the Company, Mr. LeMasters served as Managing Director at Blue Harbour Group, L.P., a multi-billion dollar investment firm, a position he held since 2011.  Prior to joining Blue Harbour Group, he was a Founding Partner of Theleme Partners from 2009 to September 2011. He also served as a Partner at The Children’s Investment Fund (TCI) from 2008 to 2009 and a Vice President in the Relative Value/Event-Driven Group at Highbridge Capital Management from 2005 to 2008. Mr. LeMasters began his career as an analyst at Morgan Stanley & Co. in the Mergers and Acquisitions Group and subsequently joined Forstmann Little & Co. as an analyst.

As Senior Vice President and CFO, Mr. LeMasters will receive an annual base salary of $500,000 and will be eligible to receive an annual non-equity incentive plan award with a target award of 70% of his base salary, pro-rated for 2021.  Mr. LeMasters will receive annual equity compensation awards as determined by the Compensation Committee of the Board in February 2022.

Item 7.01	Regulation FD Disclosure

A copy of the press release issued by the Company announcing the CFO transition is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that Section. Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 5, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BWX TECHNOLOGIES, INC.

By:	/s/ Thomas E. McCabe
Thomas E. McCabe
Senior Vice President, General Counsel and Secretary

November 5, 2021